Exhibit 5.1

The Tower at Peabody Place

100 Peabody Place, Suite 1300
Memphis, Tennessee 38103

(901) 543-5900

November 7, 2024

ClearPoint Neuro, Inc.

120 S. Sierra Ave., Suite 100

Solana Beach, CA 92075

Re:      ClearPoint Neuro, Inc.’s At-The-Market Offering Program

Ladies and Gentlemen:

We have acted as counsel to ClearPoint Neuro, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3, Registration No. 333-275476 (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the related Prospectus Supplement filed with the Commission on November 7, 2024 (the “Prospectus Supplement”), relating to the offering of up to $50,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), which shares are to be offered and sold by the Company from time to time in accordance with the terms of that certain At-The-Market Equity Offering Sales Agreement, dated as of November 7, 2024 (the “Sales Agreement”) entered into by the Company and Stifel, Nicolaus & Company, Incorporated (the “Agent”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus Supplement, the Sales Agreement, the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time, the Company’s Fourth Amended and Restated Bylaws, that certain Opinion Certificate dated as of the date hereof and delivered by Danilo D’Alessandro, Chief Financial Officer of the Company, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our aforesaid examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, it is our opinion that, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus Supplement, the Sales Agreement (and any related Terms Agreement (as defined in the Sales Agreement)) and resolutions of the board of directors of the Company or a duly authorized committee thereof, the Shares will be validly issued, fully paid and non-assessable.

This opinion also is subject to the following qualifications:

(a)	Our opinions as set forth herein are limited in all respects to the federal laws of the United States of America and, to the extent applicable, the General Corporation Law of the State of Delaware. No opinion is given regarding the laws of any other jurisdiction.

(b)	We express no opinion with respect to the registration or qualification of the Securities under any state securities or “Blue Sky” laws.

(c)	This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and numbered above as an opinion.

(d)	This letter is rendered as of the date hereof and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

(e)	Our opinion rendered in the above paragraph is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally; and (ii) the effect of general principles of equity (including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, matters of public policy, the possible unavailability of specific performance, injunctive relief and other equitable remedies, the discretion of the court before which a proceeding is brought, and considerations of impracticability or impossibility of performance and defenses based upon unconscionability), regardless of whether considered in a proceeding at law or in equity.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed November 7, 2024 and to reference this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bass, Berry & Sims, PLC